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                                                                    EXHIBIT 16.1

[DELOITTE & TOUCHE LETTERHEAD]



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549



                                                                 26 January 1999

Dear Sirs/Madams

We have read and agree with the comments in Item 4 of Form 8-K of Senetek Plc dated January 26, 1999, a copy of which is attached for identification purposes.

Yours faithfully



Deloitte & Touche